Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of LM Funding America, Inc. of our report dated April 28, 2015 relating to the financial statements of LM Funding, LLC and Subsidiaries as of and for the years ended December 31, 2014 and 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ SKODA MINOTTI

Tampa, Florida

September 29, 2015